CERTIFICATE OF AMENDMENT
                               STOCK CORPORATION
                      Office of the Secretary of the State
30 Trinity Street   P.O. Box 150470   Hartford, CT 06115-0470   new   1-97

                          FILING #0001793641 PG   01  OF  04   VOL B-00166
                                FILED 01/21/1998 02:34 PM PAGE   03073
                                         SECRETARY OF THE STATE
                                CONNECTICUT SECRETARY OF THE STATE


1.  NAME OF CORPORATION:

   MacDermid, Incorporated


2.  THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

 x     A.  AMENDED.
---
       B.  AMENDED AND RESTATED.
---
       C.  RESTATED.
---


3.  TEXT OF EACH AMENDMENT / RESTATEMENT:

       See Attachment "A"


4.  VOTE INFORMATION (check A., B. or C.)

 x     A.  The resolution was approved by shareholders as follows:
---

    (set forth all voting information required by Conn. Gen. Stat. Section 33-
     800 as amended in the space provided below)

       See Attachment "B"

       B.  The amendment was adopted by the board of directors without
---        shareholder action.  No shareholder vote was required for adoption.





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       C.  The amendment was adopted by the incorporators without shareholder action.  No shareholder vote was required for adoption.


                                 5.  EXECUTION


Dated this  16th  day of  January  , 1998
           -----         ---------    ---


John L. Cordani                            Secretary       /s/ John S. Cordani
---------------                            ---------       -------------------
Print or type name of signatory      Capacity of signatory        Signature



                            Certificate of Amendment
                                        of
                             MACDERMID, INCORPORATED

                                  Attachment A
                                  ------------

1. That the Restated Certificate of Incorporation of the Company be amended by striking out the number "20,000,000" in Section Fourth and replacing such number with "75,000,000."

2. That the Restated Certificate of Incorporation be amended to provide for the addition of the following provision:

         "Any action required by law to be taken at an annual or special meeting of the stockholders, or any action which may be taken at an annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that in no event shall
                                  --------  -------
          such minimum number of votes constitute less than a majority of such shares."









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                            Certificate of Amendment
                                        of
                             MACDERMID, INCORPORATED

                                 Attachment B
                                 ------------

                  RESOLUTIONS APPROVED BY THE SHAREHOLDERS OF
             MACDERMID, INCORPORATED IN CONNECTION WITH AMENDMENT
                   OF RESTATED CERTIFICATE OF INCORPORATION


RESOLVED:     That it is advisable and in the best interests of the Company that its present authorized capital stock consisting of 20,000,000 shares of common stock, no par value and 2,000,000 shares of preferred stock, no par value be amended such that the number of shares of common stock, no par value be increased from 20,000,000 to 75,000,000 and that in respect thereby, the Restated Certificate of Incorporation of the Company be amended by striking out the number "20,000,000" in Section Fourth and replacing such number with "75,000,000."


RESOLVED:     That it is advisable and in the best interests of the Company to provide for consent in writing by less than 100% of the holders of outstanding stock entitled to vote thereon and that in respect thereof, the Restated Certificate of Incorporation be amended to provide for the addition of the following
              provision:  "Any action required by law to be taken at an
              annual or special meeting of the stockholders, or any action which may be taken at an annual or special meeting of the
              stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote theron were present and voted; provided, however that in no event shall such
                                 --------  -------
              minimum number of votes constitute less than a majority of such shares."

RESOLVED:     That in connection with the foregoing resolutions, a Certificate of Amendment be prepared, signed and filed setting forth the amendments to the Restated Certificate of Incorporation as set forth herein.











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RESOLVED:     That the President, the Executive Vice President and the
              Secretary be, and each of them acting singly is hereby, authorized, empowered and directed in the name of and on behalf of the Company to take such further action, including but not limited to the submission of the preceding resolutions to the shareholders of the Company for approval, the filing of a Certificate of Amendment with the Connecticut Secretary of State, and the execution of any instruments or agreements as they may deem appropriate, necessary or desirable to carry out the intent of the foregoing resolutions, the appropriateness, necessity and desirability thereof being conclusively proven by the actions so taken and the instruments or agreements so executed.

RESOLVED:     That the preceding resolutions be submitted for approval to the shareholders of the Company.